UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 03, 2013 (December 02, 2013)

FORTEGRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35009	58-1461399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10151 Deerwood Park Boulevard, Building 100, Suite 330
Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2013, Fortegra Financial Corporation, a Delaware corporation (the “Corporation”), entered into a Stock Purchase Agreement (“Purchase Agreement”) with AmWINS Holdings, LLC,  a Delaware limited liability company (“AmWINS”), pursuant to which LOTS Intermediate Co., a Delaware corporation and direct wholly-owned subsidiary of the Corporation agreed to sell all the issued and outstanding stock of its subsidiaries, Bliss and Glennon, Inc., a California corporation (“Bliss & Glennon”), and eReinsure.com, Inc., a Delaware corporation (“eReinsure”).

Consideration consists of a cash purchase price of Eighty Three Million Five Hundred Thousand Dollars ($83,500,000), subject to certain purchase price adjustments to reflect fluctuations in working capital, payable by AmWINS to the Corporation.

In the Purchase Agreement, the Corporation has agreed not to compete with the Bliss & Glennon and eReinsure businesses for five years, and has agreed not to solicit former employees of the divested businesses. The Purchase Agreement contains other customary representations, warranties, covenants and indemnification obligations of the parties.  The closing is subject to various customary closing conditions, including obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act and obtaining required third party consents.  The Purchase Agreement also contains customary termination rights. These include, subject to certain conditions, termination by (i) mutual consent of the Corporation and AmWINS; (ii) either party if the transaction has not closed by December 31, 2013, subject to an extension to January 20, 2014 if certain required consents have not been obtained, or to March 31, 2014 if required regulatory approvals have not been obtained; and (iii) either party if the conditions to such party’s obligation to complete the transaction become incapable of satisfaction.

The Purchase Agreement and the transactions contemplated by the Purchase Agreement have been approved by the board of directors of the Corporation.  The Corporation intends to use the proceeds from the sale to pay down its debt obligations and for general corporate purposes.

A press release dated December 3, 2013, announcing the transaction, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: December 03, 2013	By:	/s/ Walter P. Mascherin
	Name:	Walter P. Mascherin
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 3, 2013